Consent of Independent Auditors

We consent to the reference to our firm under the caption "Financial Statements and Experts" in the Prospectus/Proxy Statement of Touchstone Standby Income Fund, a series of the Touchstone Variable Series Trust, relating to the reorganization into the Touchstone Money Market Fund, a series of Touchstone Variable Series Trust, and to the incorporation by reference of our report dated February 13, 2002, with respect to each of the portfolios of Touchstone Variable Series Trust in this Registration Statement (Form N-14AE) dated January 31, 2003.


                                                     /s/ Ernst & Young LLP



Cincinnati, Ohio
January 28, 2003